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                                                                    EXHIBIT 5.1

                          ARNALL GOLDEN & GREGORY, LLP
                            2800 ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                          ATLANTA, GEORGIA 30309-3450



                               February 12, 2001


Horizon PCS, Inc.
68 East Main Street
Chillicothe, Ohio  45601-0480

Ladies and Gentlemen:

         We have acted as counsel to Horizon PCS, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1 (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) the resale of up to 295,000 warrants (the "Warrants") to purchase shares of common stock, par value $0.0001 per share (the "Common Stock"), of the Company by certain holders named in the prospectus, filed as part of the Registration Statement, and in any supplement thereto and (ii) the sale of up to 3,805,500 shares of Common Stock, plus an indeterminable number of shares of Common Stock, if any, as shall be determined from time to time as required pursuant to adjustments under the warrants (the "Warrant Shares"), issuable upon exercise of such warrants.

         The Warrants were issued pursuant to a Warrant Agreement (the "Warrant Agreement") dated as of September 26, 2000 between the Company and Wells Fargo Bank Minnesota, National Association, as Warrant Agent.

         We have examined such documents and records and other certificates and instruments and have conducted such investigation as we have deemed necessary to enable us to render this opinion.

         Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth below, we are of the opinion that:

         1. The Warrants have been duly authorized, executed and delivered by the Company and are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (x) such enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (y) such enforcement may be limited by equitable principles of general applicability, regardless of whether enforcement is sought in a proceeding at law or in equity.

         2. The Company has duly authorized and reserved for issuance the Warrant Shares to be issued upon exercise of


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Horizon PCS, Inc.
February 12, 2001
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the Warrants and, when issued and delivered upon the exercise of the Warrants against payment of the exercise price as provided in the Warrant Agreement, the Warrant Shares will have been validly issued and will be fully paid and non-assessable.

         We are qualified to practice law in the State of Georgia and we do not purport to be experts on the law of any other jurisdiction other than the federal laws of the United States of America. Accordingly, the opinions expressed herein are specifically limited to the laws of the State of Georgia, the general corporate laws of the State of Delaware and the federal laws of the United States of America. In rendering our opinions with respect to the Warrants and the Warrant Shares, we have assumed with your permission, and without independent investigation, that the applicable laws of the State of New York are identical in all relevant respects to the substantive laws of the State of Georgia. We express no opinion concerning federal or state securities laws.

         This opinion is for your benefit and it may not be reprinted, reproduced or distributed to any other person for any purpose without our prior written consent, except that we hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or any other person, or any other document or agreement. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.


                                   Sincerely,


                                   /s/ ARNALL GOLDEN & GREGORY, LLP
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